UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 19, 2006

OPTICAL SENSORS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-27600	41-164359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Golden Triangle Drive, Suite C Minneapolis, Minnesota	55344-3733
(Address of Principal Executive Offices)	(Zip Code)

(952) 944-5857

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to Agency Agreement

On February 6, 2006, Optical Sensors Incorporated, d.b.a. väsamed, commenced a bridge financing, pursuant to which the company plans to issue in a private placement convertible promissory notes in the aggregate principal amount of up to $4,500,000 with detachable warrants. In connection with the bridge financing, the company executed an Agency Agreement with Fleming Securities, Inc., as agent. On June 19, 2006, the company executed a letter agreement with Fleming Securities, Inc. formalizing the extension of the termination of the offering period for the private placement of the convertible promissory notes under the Agency Agreement from April 6, 2006 to July 31, 2006.

Stock Option Grant and Compensation

On June 21, 2006, the Compensation Committee of the Board of Directors of the company granted Roberta L. Dircks, the company’s Vice President of Finance and Administration and Chief Financial Officer, a non-statutory stock option under the company’s 2003 Stock Option Plan to purchase 40,000 shares of common stock in connection with her recent employment by the company. The option has an exercise price of $2.15 per share, vests, on a cumulative basis, in four installments of 25% on each of the first four anniversaries of the option grant date, and has a term of ten years. The option is subject to the terms of the 2003 Stock Option Plan. In addition, Ms. Dircks will also receive an annual salary of $120,000.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective June 21, 2006, the Board of Directors of the company appointed Roberta L. Dircks as Vice President of Finance and Administration and Chief Financial Officer of the company. Ms. Dircks replaces Victor Kimball, the company’s acting Chief Financial Officer. Mr. Kimball will remain in his position as Chief Operating Officer of the company.

Ms. Dircks, age 61, had previously served as the Executive Vice President and Chief Financial Officer of Performark, Inc., a customer relationship management services company, from September 1998 to May 2006.

Ms. Dircks is not party to any arrangement or understanding with any person pursuant to which Ms. Dircks was selected as an officer; nor is Ms. Dircks a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-B. Ms. Dircks is not a party to any written employment agreement. Ms. Dircks’ annual salary will be $120,000. In addition, Ms. Dircks received an initial stock option grant to purchase 40,000 shares of common stock as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL SENSORS INCORPORATED

Dated: June 23, 2006	By:	/s/ Paulita M. LaPlante
Paulita M. LaPlante
President and Chief Executive Officer